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Exhibit 10

                           COMMERCIALIZATION AGREEMENT

                                     Between

                              UNITECH ENERGY CORP.
                                   ("UNITECH")

                          Suite 1250, 520-5th. Ave. SW
                            Calgary, Alberta, T2P 3R7

                                       and

                                 LOGSEARCH INC.
                                  ("LOGSEARCH")
                          Suite 1250, 520-5th. Ave. SW
                            Calgary, Alberta, T2P 3R7

             (hereinafter collectively referred to as the "Parties")

     Whereas the Parties are desirous of entering into a business arrangement for the purpose of commercializing certain Unitech software within the United States of America, the Parties hereby agree as follows:

5. Unitech hereby provides exclusive marketing and commercialization rights, to the Unitech database management system and analysis software, known as LeadScan, to LogSearch, within the geographic area of the United States of America.

6. Unitech will provide software updates and support functions for LeadScan, on a "most-favored" nation basis.

7. LogSearch will issue 17,000,000 shares of LogSearch common stock to Unitech, said 17,000,000 shares representing the total issued and outstanding shares of LogSearch at the time of issue. Of the 17,000,000 shares, 7,000,000 are consideration for the exclusive licensing rights and 10,000,000 are issued as consideration for US$20,000 ($0.002 per share).

8. LogSearch will be responsible for all expenses related to the implementation and operation pursuant to this Commercialization Agreement.


Signed and agreed to in Calgary, this 15th day of March , 2004.

Unitech Energy Corp.
per: /s/

LogSearch Inc.
per: /s/